CHESAPEAKE ENERGY CORPORATION POSTS STRONG OPERATIONAL
               AND FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2003

     THIRD QUARTER 2003 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS REACHES
        $82 MILLION ON REVENUE OF $455 MILLION AND PRODUCTION OF 71 BCFE

  COMPANY ALSO REPORTS SIGNIFICANT ADDITIONS TO ITS OIL AND NATURAL GAS HEDGING
   POSITIONS, INCREASES ITS 2003 AND 2004 PRODUCTION FORECASTS ONCE AGAIN AND
          ANNOUNCES $200 MILLION ACQUISITION OF NATURAL GAS PROPERTIES


OKLAHOMA CITY, OKLAHOMA, OCTOBER 30, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today reported its financial and operating results for the 2003 third quarter. For the quarter, Chesapeake generated net income available to common shareholders of $81.9 million ($0.33 per fully diluted common share), operating cash flow of $247.7 million (defined as cash flow from operating activities before changes in assets and liabilities) and ebitda of $285.3 million (defined as income before income taxes, interest expense, and depreciation, depletion and amortization expense) on revenue of $454.5 million.

The company's 2003 third quarter net income available to common shareholders included a $0.4 million ($0.00 per share) after-tax non-cash unrealized gain recorded in oil and gas sales resulting from the application of SFAS 133 to the company's oil and natural gas derivative contracts that do not qualify for hedge accounting. In addition, interest expense included a $1.9 million ($0.01 per share) after-tax non-cash unrealized loss resulting from the application of SFAS 133 to the company's interest rate derivative contracts that do not qualify for hedge accounting.

During the third quarter, Chesapeake produced 71.0 billion cubic feet of natural gas equivalent (bcfe), which compares favorably to the 46.7 bcfe produced in the 2002 third quarter and the 67.3 produced in the 2003 second quarter. The 2003 third quarter's 71.0 bcfe of production was comprised of 63.7 billion cubic feet of natural gas (bcf) (90% on a natural gas equivalent basis) and 1.2 million barrels of oil and natural gas liquids (mmbo) (10% on a natural gas equivalent basis). Chesapeake's average daily production rate for the quarter was 772 million cubic feet of natural gas equivalent production (mmcfe), which consisted of 692 mmcf of gas and 13,220 barrels of oil and natural gas liquids.

Oil and natural gas production in the 2003 third quarter increased 52% year-over-year from the 2002 third quarter and 5.4% sequentially from the 2003 second quarter. Of the 3.6 bcfe in sequential production growth during the third quarter, 34% was internally generated organic drillbit growth. This 1.2 bcfe of organic sequential production growth equals a sequential quarterly organic growth rate of just under 2% and an annualized organic growth rate of 8%. The 2003 third quarter was Chesapeake's ninth consecutive quarter of sequential production growth. During the past nine quarters, Chesapeake's production has increased 81%, for an average sequential quarterly growth rate of 7% and an annualized growth rate of 30%.

Average prices realized during the 2003 third quarter (including realized gains or losses from oil and gas derivatives, but excluding unrealized gains or losses on such derivatives) were $26.20 per barrel of oil (bo) and $4.92 per thousand cubic feet of natural gas (mcf), for a realized gas equivalent price of $4.86 per thousand cubic feet of natural gas equivalent (mcfe). Chesapeake's realized pricing differentials to NYMEX during the quarter averaged a negative $2.07 per bo and a negative $0.44 per mcf. Realized gains or losses from hedging activities generated a $1.68 loss per bo and a $0.31 gain per mcf.

       KEY OPERATIONAL AND FINANCIAL STATISTICS FOR THE 2003 THIRD QUARTER

The table below summarizes Chesapeake's key statistics during the 2003 third quarter and compares them to the 2003 second quarter and the 2002 third quarter:

                                                     Three Months Ended:
                                                     -------------------
                                                 9/30/03    6/30/03    9/30/02
                                                 -------    -------    -------


Average daily production (in mmcfe)                 772        740        507
Gas as % of total production                         90         89         89
Natural gas production (in bcf)                    63.7       60.0       41.4
Average realized gas price ($/mcf) (a)             4.92       4.73       3.39
Oil production (in mbbls)                         1,216      1,224        872
Average realized oil price ($/bo) (a)             26.20      26.24      25.67
Natural gas equivalent production (in bcfe)        71.0       67.3       46.7
Gas equivalent realized price ($/mcfe) (a)         4.86       4.70       3.49
General and administrative costs ($/mcfe)          0.08       0.09       0.08
Production taxes ($/mcfe)                          0.30       0.25       0.15
Lease operating expenses ($/mcfe)                  0.51       0.51       0.53
Interest expense ($/mcfe) (a)                      0.53       0.56       0.61
DD&A of oil and gas properties ($/mcfe)            1.38       1.36       1.25
Operating cash flow ($ in millions) (b)           247.7      226.1      101.8
Operating cash flow ($/mcfe)                       3.49       3.36       2.18
Ebitda ($ in millions) (c)                        285.3      266.4      116.3
Ebitda ($/mcfe)                                    4.02       3.96       2.49
Net income available to common shareholders        81.9       76.3       14.1
 ($ millions)

(a) includes the effects of realized gains or (losses) from hedging, but does not include the effects of unrealized gains or (losses) from hedging
(b) defined as cash flow provided by operating activities before changes in assets and liabilities
(c) defined as income before income taxes, interest expense, and depreciation, depletion and amortization expense


         CHESAPEAKE UPDATES PRODUCTION FORECASTS AND HEDGING INFORMATION


Chesapeake's initial 2003 fourth quarter and updated full-year 2003 and 2004 forecasts are attached to this release in a new Outlook dated October 30, 2003 that is labeled Schedule "A". The company's previous Outlook of July 28, 2003 is provided as an attachment for comparative reference only and is labeled Schedule "B".

The October 30 Outlook reflects a projected 2003 fourth quarter production level of 74.0-74.5 bcfe (807 mmcfe per day) and a projected 2003 full-year production volume of 269-270 bcfe (738 mmcfe per day), an increase of 3.7% from the 258-262 bcfe projected in the company's July 28 Outlook. The company has now increased its full-year 2003 production estimate by approximately 40% since the beginning of the year. Furthermore, the October 30 Outlook reflects a 7.5% increase in the company's projected 2004 production volumes to 297-303 bcfe (822 mmcfe per day) from the 277-281 bcfe projected in its July 28 Outlook. Chesapeake believes its 2004 production will exceed 2003's production by at least 11%.

Chesapeake significantly increased its hedging positions during the run-up in gas prices that occurred earlier this month. During the first two weeks of October, the company hedged 86 bcf of natural gas at an average NYMEX price of $5.13 per mcf and 700 mbo at an average NYMEX price of $30.85 per bo. The following tables compare projected 2003-2007 oil and natural gas production that was hedged as of October 30, 2003 versus what was hedged as of July 28, 2003:

                     HEDGED POSITIONS AS OF OCTOBER 30, 2003

                               Oil                     Natural Gas
                      ----------------------     ----------------------
Quarter or Year       % Hedged      $ NYMEX      % Hedged      $ NYMEX
----------------      ---------      -------      ---------     -------
4Q 2003                 100%         $28.69         83%         $5.64
2004                     94%         $28.61         51%         $5.28
2005                      -               -         16%         $4.82
2006                      -               -          9%         $4.74
2007                      -               -          8%         $4.76

                      HEDGED POSITIONS AS OF JULY 28, 2003

                             Oil                     Natural Gas
                      ----------------------      ---------------------
 QUARTER OR YEAR       % Hedged      $ NYMEX      % Hedged      $ NYMEX
----------------      ----_-----     --------     ---------     -------
4Q 2003                   79%        $28.07         63%         $5.72
2004                      63%        $27.85         26%         $5.51
2005                       -              -         15%         $4.79
2006                       -              -          9%         $4.74
2007                       -              -          9%         $4.76


Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.


         CHESAPEAKE PROVIDES OPERATIONAL UPDATE AND ANNOUNCES AGREEMENT TO ACQUIRE $200 MILLION OF NATURAL GAS PROPERTIES IN SOUTH TEXAS

As evidenced by Chesapeake's strong organic production growth during the quarter, the company's drilling programs continue to generate exceptional results. During the quarter, Chesapeake drilled 100 gross operated (81 net) wells, completing 95% of these as successful producers. The company's operated rig count during the quarter averaged 43 rigs compared to 35 and 28 rigs in the 2003 second and first quarters, respectively. Today the company's operated rig count is 43.

In addition to Chesapeake's primary focus area of the Mid-Continent, the company is also active in two secondary areas: the Permian Basin in west Texas and eastern New Mexico and the onshore Gulf Coast in Texas and Louisiana. These two areas are currently responsible for 11% of Chesapeake's production and 8% of the company's proved reserves. Although these areas are and will remain secondary in importance to the company, Chesapeake periodically finds acquisition candidates that are attractive in these areas.

The company has recently entered into one such acquisition in south Texas. Chesapeake has agreed to acquire $200 million of south Texas natural gas assets from Houston-based privately-owned Laredo Energy, L.P. and its partners. In this transaction, Chesapeake will acquire an internally estimated 196 bcfe of reserves, of which 108 bcfe are proved and 88 bcfe are probable or possible. After allocating $48 million of the $200 million purchase price to unevaluated leasehold for the probable and possible reserves and exploratory acreage, Chesapeake's acquisition cost per mcfe of proved reserves will be $1.41. Including future leasehold and drilling costs for fully developing the proved, probable and possible reserves, Chesapeake estimates that its all-in acquisition cost for the 196 bcfe to be acquired will be $1.51 per mcfe.

Current production from the acquired properties is approximately 30 mmcfe per day. The proved reserves have a reserves-to-production index of 10 years, are 100% natural gas and are 32% proved developed. Initial lease operating expenses on the acquired properties should average $0.09 per mcfe, compared to $0.52 per mcfe for Chesapeake during the first three quarters of 2003 and approximately $0.70 per mcfe for the company's peer group during the first three quarters of 2003. The company has hedged 100% of the projected Laredo production volumes at average NYMEX prices of $5.76 per mcf for November and December 2003 and $5.20 per mcf for the full-year 2004.

The Laredo acquisition is scheduled to close on October 31, 2003. The company intends to finance the acquisition using cash on hand and borrowings from its bank credit facility. Chesapeake expects to repay these borrowings using its excess cash flow in the months ahead and has not yet made a decision on whether or how to permanently finance the Laredo acquisition.

The Laredo properties are located in the Zapata County portion of the south Texas Lobo Trend. Over the past two years, Chesapeake has built a growing operational presence in south Texas where the company believes its deep drilling, 3-D seismic and tight sands expertise can provide competitive advantages and attractive returns on its invested capital.

                               MANAGEMENT COMMENTS

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "We are pleased to announce another strong quarter of operational and financial performance. The 2003 third quarter featured delivery of excellent results from the business strategy set forth below:

o    establishing strong organic production growth from our drilling programs,
o    completing   focused  and   complementary   acquisitions   of  high-margin,
     geographically concentrated natural gas properties,
o    opportunistically hedging high oil and natural gas prices,
o    continuing balance sheet improvement,
o    maintaining low operating costs, and
o    generating high returns on invested capital.

Chesapeake's value-creating financial and operating strategies should enable the company to continue generating significant increases in shareholder value in the years ahead."

                           CONFERENCE CALL INFORMATION

A conference call has been scheduled for Friday morning, October 31, 2003 at 9:00 a.m. EST to discuss this earnings release. The telephone number to access the conference call is 913.981.5533. For those unable to participate in the conference call, a replay will be available from 12:00 p.m. EST on Friday, October 31, 2003 through midnight EST on Friday, November 14, 2003. The number to access the conference call replay is 719.457.0820 and the passcode is 670672. The conference call will also be simulcast live on the Internet and can be accessed at WWW.CHKENERGY.COM by selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on the website for one year.

This press release and the accompanying Outlooks include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include estimates of oil and gas reserves, expected oil and gas production and future expenses, projections of future oil and gas prices, planned capital expenditures for drilling, leasehold acquisitions and seismic data, and statements concerning anticipated cash flow and liquidity, business strategy and other plans and objectives for future operations. Disclosures concerning derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" in Item 1 of our 2002 Form 10-K/A and subsequent filings with the Securities and Exchange Commission. They include the volatility of oil and gas prices; adverse effects our substantial indebtedness could have on our operations and future growth; our ability to compete effectively against strong independent oil and gas companies and majors; the cost and availability of drilling and production services; possible financial losses as a result of our commodity price and interest rate risk management activities; uncertainties inherent in estimating quantities of oil and gas reserves, including reserves we acquire, projecting future rates of production and the timing of development expenditures; exposure to potential liabilities of acquired properties; our ability to replace reserves; the availability of capital; changes in interest rates; and drilling and operating risks. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to update this information.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "probable" and "possible" reserves or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

Chesapeake Energy Corporation is one of the six largest independent U.S. natural gas producers. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is WWW.CHKENERGY.COM.


                          CHESAPEAKE ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)
------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                            SEPTEMBER 30, 2003          SEPTEMBER 30, 2002
                                                                $             $/mcfe          $           $/mcfe
                                                            ------------  ------------    ----------- ------------
REVENUES:
REVENUES:
  OIL AND GAS SALES                                           $  345,587    $    4.87     $ 154,249     $    3.30
  OIL AND GAS MARKETING SALES                                    108,962         1.53        42,216          0.90
                                                              ----------    ---------     ---------     ---------
    TOTAL REVENUES                                               454,549         6.40       196,465          4.20
                                                              ----------    ---------     ---------     ---------

OPERATING COSTS:
  PRODUCTION EXPENSES                                             35,944         0.51        24,950          0.53
  PRODUCTION TAXES                                                21,638         0.30         6,807          0.15
  GENERAL AND ADMINISTRATIVE                                       5,589         0.08         3,777          0.08
  OIL AND GAS MARKETING EXPENSES                                 105,849         1.49        41,148          0.88
  OIL AND GAS DEPRECIATION, DEPLETION, AND AMORTIZATION           97,947         1.38        58,334          1.25
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS                    4,841         0.07         3,727          0.08
                                                              ----------    ---------     ---------     ---------
    TOTAL OPERATING COSTS                                        271,808         3.83       138,743          2.97
                                                              ----------    ---------     ---------     ---------

INCOME FROM OPERATIONS                                           182,741         2.57        57,722          1.23
                                                              ----------    ---------     ---------     ---------
OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME                                         (188)          --         1,806          0.04
  INTEREST EXPENSE                                               (40,851)       (0.57)      (26,599)        (0.57)
  LOSS ON INVESTMENT IN SEVEN SEAS                                    --           --        (4,770)        (0.10)
  LOSS ON REPURCHASES OF CHESAPEAKE DEBT                              --           --          (489)        (0.01)
                                                              ----------    ---------     ---------     ---------
    TOTAL OTHER INCOME (EXPENSE)                                 (41,039)       (0.57)      (30,052)        (0.64)
                                                              ----------    ---------     ---------     ---------
INCOME BEFORE INCOME TAXES                                       141,702         2.00        27,670          0.59

INCOME TAX EXPENSE:
  CURRENT                                                            330         0.00            --          0.00
  DEFERRED                                                        53,513         0.76        11,070          0.24
                                                              ----------    ---------     ---------     ---------
    TOTAL INCOME TAX EXPENSE                                      53,843         0.76        11,070          0.24
                                                              ----------    ---------     ---------     ---------
NET INCOME                                                        87,859         1.24        16,600          0.35
                                                              ----------    ---------     ---------     ---------
PREFERRED STOCK DIVIDENDS                                         (5,979)       (0.09)       (2,526)        (0.05)
                                                              ----------    ---------     ---------     ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                   $   81,880    $    1.15     $  14,074     $    0.30
                                                              ==========    =========     ==========    =========
-----------------------------------------------------------------------------------------------------------------

EARNINGS PER COMMON SHARE:

   BASIC                                                      $     0.38                  $    0.08
                                                              ==========                  =========
   ASSUMING DILUTION                                          $     0.33                  $    0.08
                                                              ==========                  =========

WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING (IN 000'S)

  BASIC                                                          216,080                    166,144
                                                              ==========                  =========
  ASSUMING DILUTION                                              265,545                    171,182
                                                              ==========                  =========

                          CHESAPEAKE ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)
----------------------------------------------------------------------------------------------------------------
NINE MONTHS ENDED:                                              SEPTEMBER 30, 2003         SEPTEMBER 30, 2002
                                                                 $             $/mcfe          $         $/mcfe
                                                            -------------------------    -----------------------
REVENUES:
  OIL AND GAS SALES                                           $  951,125    $    4.87     $ 367,810     $    2.79
  OIL AND GAS MARKETING SALES                                    309,566         1.59       112,334          0.85
                                                              ----------    ---------     ---------     ---------
    TOTAL REVENUES                                             1,260,691         6.46       480,144          3.64
                                                              ----------    ---------     ---------     ---------
OPERATING COSTS:
  PRODUCTION EXPENSES                                            101,664         0.52        71,252          0.54
  PRODUCTION TAXES                                                57,336         0.29        19,934          0.15
  GENERAL AND ADMINISTRATIVE                                      17,254         0.09        11,930          0.09
  OIL AND GAS MARKETING EXPENSES                                 302,064         1.55       108,836          0.82
  OIL AND GAS DEPRECIATION, DEPLETION, AND AMORTIZATION          266,131         1.36       157,731          1.20
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS                   12,647         0.07        10,489          0.08
                                                              ----------    ---------     ---------     ---------
    TOTAL OPERATING COSTS                                        757,096         3.88       380,172          2.88
                                                              ----------    ---------     ---------     ---------
INCOME  FROM OPERATIONS                                          503,595         2.58        99,972          0.76
                                                              ----------    ---------     ---------     ---------
OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME                                        1,356         0.01         7,343          0.06
  INTEREST EXPENSE                                              (115,891)       (0.59)      (77,779)        (0.59)
  LOSS ON INVESTMENT IN SEVEN SEAS                                    --           --        (4,770)        (0.04)
  LOSS ON REPURCHASES OF CHESAPEAKE DEBT                              --           --        (1,353)        (0.01)
                                                              ----------    ---------     ---------     ---------
    TOTAL OTHER INCOME (EXPENSE)                                (114,535)       (0.58)      (76,559)        (0.58)
                                                              ----------    ---------     ---------     ---------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                                    389,060         2.00        23,413          0.18

INCOME TAX EXPENSE:
  CURRENT                                                            330           --            --            --
  DEFERRED                                                       147,511         0.76         9,366          0.07
                                                              ----------    ---------     ---------     ---------
    TOTAL INCOME TAX EXPENSE                                     147,841         0.76         9,366          0.07
                                                              ----------    ---------     ---------     ---------

NET INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                           241,219         1.24        14,047          0.11

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                 2,389         0.01            --            --
                                                              ----------    ---------     ---------     ---------

NET INCOME                                                       243,608         1.25        14,047          0.11

PREFERRED STOCK DIVIDENDS                                        (15,484)       (0.08)       (7,588)        (0.06)
                                                              ----------    ---------     ---------     ---------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                   $  228,124    $    1.17     $   6,459     $    0.05
                                                              ==========    =========     =========     =========
-----------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE:

  BASIC
    INCOME BEFORE CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE                                       $     1.08                  $    0.04
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          0.01                         --
                                                              ----------                  ---------
    NET INCOME                                                $     1.09                  $    0.04
                                                              ==========                  =========

  ASSUMING DILUTION
    INCOME BEFORE CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE                                       $     0.95                  $    0.04
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          0.01                         --
                                                              ----------                  ---------
    NET INCOME                                                $     0.96                  $    0.04
                                                              ==========                  =========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING (IN 000'S):

  BASIC                                                          209,394                    165,829
                                                              ==========                  =========
  ASSUMING DILUTION                                              253,567                    171,540
                                                              ==========                  =========


                                              CHESAPEAKE ENERGY CORPORATION
                                SUPPLEMENTAL DATA - OIL AND GAS SALES AND INTEREST EXPENSE
                                                        (IN 000'S)
                                                       (UNAUDITED)


                                                                  Three Months Ended           Nine Months Ended
                                                                     September 30,                September 30,
                                                              -------------------------   -------------------------
                                                                  2003           2002         2003          2002
                                                              ------------  -----------   -----------   -----------

OIL AND GAS SALES:
  Oil sales                                                   $   33,908    $    24,302    $ 101,811    $  63,017
  Oil derivatives - realized gains (losses)                       (2,045)        (1,918)      (8,924)       1,176
  Oil derivatives - unrealized gains (losses)                        185         (1,364)        (993)      (8,180)
                                                              ----------      ---------     --------    ---------
        Total oil sales                                           32,048         21,020       91,894       56,013
                                                              ----------      ---------     --------    ---------
  Gas sales                                                      293,309        116,551      889,598      309,827
  Gas derivatives - realized gains (losses)                       19,781         24,078      (65,028)      82,973
  Gas derivatives - unrealized gains (losses)                        449         (7,400)      34,661      (81,003)
                                                              ----------      ---------     --------    ---------
        Total gas sales                                          313,539        133,229      859,231      311,797
                                                              ----------      ---------     --------    ---------
        Total oil and gas sales                               $  345,587    $   154,249    $ 951,125    $ 367,810
                                                             ===========    ===========    =========    =========

AVERAGE SALES PRICE
(EXCLUDING GAINS (LOSSES) ON DERIVATIVES):
  Oil ($ per bbl)                                             $    27.88    $     27.87    $   29.09    $   24.96
  Gas ($ per mcf)                                             $     4.61    $      2.81    $    5.11    $    2.65
  Gas equivalent ($ per mcfe)                                 $     4.61    $      3.02    $    5.08    $    2.83

AVERAGE SALES PRICE
(EXCLUDING UNREALIZED GAINS (LOSSES) ON DERIVATIVES):
  Oil ($ per bbl)                                             $    26.20    $     25.67    $   26.54    $   25.42
  Gas ($ per mcf)                                             $     4.92    $      3.39    $    4.74    $    3.36
  Gas equivalent ($ per mcfe)                                 $     4.86    $      3.49    $    4.70    $    3.46

INTEREST EXPENSE:
  Interest                                                    $  (38,855)   $   (29,381)   $(113,011)   $ (82,616)
  Derivatives - realized gains (losses)                            1,097          1,065        2,453        2,650
  Derivatives - unrealized gains (losses)                         (3,093)         1,717       (5,333)       2,187
                                                              ----------      ---------     --------    ---------
       Total Interest Expense                                 $  (40,851)   $   (26,599)   $(115,891)   $ (77,779)
                                                              ==========    ===========    =========    =========


                          CHESAPEAKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (IN 000'S)
                                   (UNAUDITED)

===============================================================================
                                               September 30,     December 31,
                                                    2003             2002
-------------------------------------------------------------------------------
CASH                                         $      38,478      $    247,637
OTHER CURRENT ASSETS                               338,252           187,680
                                             -------------      ------------
     TOTAL CURRENT ASSETS                          376,730           435,317
                                             -------------      ------------

OIL AND GAS PROPERTIES, NET                      3,623,657         2,283,566
OTHER FIXED ASSETS, NET                            151,620           106,318
DEFERRED TAX ASSET                                       -             2,071
OTHER ASSETS                                       105,482            48,336
                                             -------------      ------------
     TOTAL ASSETS                            $   4,257,489      $  2,875,608
                                             =============      =============

CURRENT LIABILITIES                                426,177      $    265,552
LONG TERM DEBT                                   2,024,336         1,651,198
LONG TERM LIABILITIES                               71,282            50,983
DEFERRED TAX LIABILITY                             151,324                 -
                                             -------------      ------------
     TOTAL LIABILITIES                           2,673,119         1,967,733

SHAREHOLDERS' EQUITY                             1,584,370           907,875
                                             -------------      ------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY     $   4,257,489      $  2,875,608
                                             =============      ============

COMMON SHARES OUTSTANDING                          216,403           190,144
                                             =============      ============


                          CHESAPEAKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED CASH FLOW DATA
                                   (IN 000'S)
                                   (UNAUDITED)


     ======================================================================
     THREE MONTHS ENDED:                     September 30,    September 30,
                                                 2003             2002
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------

     CASH PROVIDED BY OPERATING ACTIVITIES   $     276,884    $   138,833

     CASH (USED IN) INVESTING ACTIVITIES     $    (284,994)   $  (292,611)

     CASH PROVIDED BY FINANCING ACTIVITIES   $      10,679    $   172,860


     ======================================================================

                          CHESAPEAKE ENERGY CORPORATION
                  RECONCILIATION OF CERTAIN FINANCIAL MEASURES
                                   (IN 000'S)
                                   (UNAUDITED)
===============================================================================
THREE MONTHS ENDED:                          September 30,    September 30,
                                                 2003             2002
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES        $  276,884       $   138,833

ADJUSTMENTS:
 CHANGES IN ASSETS AND LIABILITIES              (29,175)          (37,064)
                                             ----------       ----------
OPERATING CASH FLOW*                         $  247,709       $   101,769
                                             ==========       ===========


* Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Operating cash flow is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

===============================================================================
THREE MONTHS ENDED:                          Setpember 30,    September 30,
                                                 2003             2002
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NET INCOME                                   $   87,859       $   16,600

INCOME TAX EXPENSE                               53,843           11,070
INTEREST EXPENSE                                 40,851           26,599
DEPRECIATION AND AMORTIZATIONOF OTHER ASSETS      4,841            3,727
OIL AND GAS DEPRECIATION, DEPLETION              97,947           58,334
 AND AMORTIZATION                            ----------       ----------

EBITDA**                                     $  285,341       $  116,330
                                             ==========       ==========

**Ebitda represents net income (loss) before income tax expense (benefit), interest expense, and depreciation, depletion and amortization expense. Ebitda is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our banks under our bank credit facilities and is used in our financial covenants under our bank credit facilities and the indentures governing our senior notes. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. Ebitda is reconciled to cash provided by operating activities as follows:


===============================================================================
THREE MONTHS ENDED:                          September 30,    September 30,
                                                 2003             2002
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES        $  276,884       $  138,833

CHANGES IN ASSETS AND LIABILITIES               (29,175)         (37,064)
INTEREST EXPENSE                                 40,851           26,599
UNREALIZED GAINS (LOSSES) ON OIL
 AND GAS DERIVATIVES                                634           (8,764)
OTHER NON-CASH ITEMS                             (3,853)          (3,274)
                                             ----------       ----------
EBITDA                                       $  285,341       $  116,330
                                             ==========       ==========

                                  SCHEDULE "A"

                              CHESAPEAKE'S OUTLOOK

                             AS OF OCTOBER 30, 2003

QUARTER ENDING DECEMBER 31, 2003; YEAR ENDING DECEMBER 31, 2003; YEAR ENDING DECEMBER 31, 2004. We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of October 30, 2003, we are using the following key operating assumptions in our projections for the fourth quarter of 2003, full year 2003, and full year 2004.

The primary changes from our July 28, 2003 guidance are in italicized bold and are explained as follows:

1)   We  have  updated  the  projected  effects  from  changes  in  our  hedging positions.
2) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of our expectations for 2003 or 2004 oil and natural gas prices.
3) We have increased our projected natural gas production for the full year 2003 and 2004.
4)   We have included fourth quarter 2003 projections for the first time.

                                                                  Quarter Ending            Year Ending             Year Ending
                                                               December 31, 2003        December 31, 2003       December 31, 2004
                                                              -------------------      -------------------     -------------------
Estimated Production:
  Oil - Mbo                                                          1,200                    4,700                   4,700
  Gas - Bcf                                                         66.8-67.3                241 - 242               269 - 275
  Gas Equivalent - Bcfe                                             74.0-74.5                269 - 270               297 - 303
  Daily gas equivalent midpoint - in  Mmcfe                            807                      738                     822
NYMEX Prices (for calculation of realized hedging effects only):
  Oil - $/Bo                                                         $26.00                     $29.74                  $24.00
  Gas - $/Mcf                                                         $4.50                      $5.36                   $4.25
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                         -$2.50                     -$2.23                  -$2.50
  Gas - $/Mcf                                                        -$0.60                     -$0.55                  -$0.60
Estimated Realized Hedging Effects
(based on expected NYMEX prices above):
  Oil - $/Bo                                                         +$2.73                     -$1.20                  +$4.22
  Gas - $/Mcf                                                        +$1.00                     +$0.01                  +$0.63
Operating Costs per Mcfe of Projected Production:
  Production expense                                               $0.53 - 0.57             $0.53 - 0.57           $0.57 - $0.60
  Production taxes (generally 7% of O&G revenues)                  $0.31 - 0.33             $0.31 - 0.33           $0.27 - $0.30
  General and administrative                                       $0.09 - 0.10             $0.09 - 0.10           $0.09 - $0.10
  DD&A - oil and gas                                               $1.38 - 1.40             $1.38 - 1.40           $1.40 - $1.45
  Depreciation of other assets                                     $0.08 - 0.10             $0.08 - 0.10           $0.08 - $0.10
  Interest expense(a)                                              $0.55 - 0.60             $0.55 - 0.60           $0.50 - $0.55
Other Income and Expense per Mcfe: (b)
  Marketing and other income                                       $0.02 - 0.04             $0.02 - 0.04           $0.02 - $0.04

Book Tax Rate                                                          38%                      38%                     38%
Equivalent Shares Outstanding:
  Basic                                                             217,000 m                212,000 m               220,000 m
  Diluted                                                           267,000 m                257,000 m               270,000 m

Capital Expenditures:
  Drilling, Land and Seismic                                      $175 - $200mm            $675 - $725 mm          $675 - $725 mm


     (a)  Does  not  include  gains  or  losses  on  interest  rate  derivatives
          (SFAS133).
     (b) Does not include the cumulative effect of the adoption of SFAS 143 as of January 1, 2003.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.
(ii) For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.
(iii)Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, look in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The Company currently has in place the following natural gas swaps:

                                                                          % Hedged
                                                                -----------------------------
                             Avg.               Avg. NYMEX                       Open Swap
                            NYMEX                  Price                        Positions as
                           Strike                Including       Assuming         a % of
               Open         Price    Gain from    Open and         Gas           Estimated
               Swaps       of Open    Locked       Locked       Production       Total Gas
              in Bcf's      Swaps      Swaps      Positions     in Bcf's of:    Production
              --------    --------   ---------   ----------    ------------    ------------
 2003:
------
4th Qtr        55.4         $5.59      $0.05       $5.64            67.0           83%

2004:
-----
1st Qtr        45.5         $5.92      $0.05       $5.97            67.6           67%
2nd Qtr        37.3         $4.96      $0.00       $4.96            67.6           55%
3rd Qtr        30.4         $4.84      $0.00       $4.84            68.4           44%
4th Qtr        23.3         $5.01      $0.00       $5.01            68.4           34%
---------------------------------------------------------------------------------------------
Total 2004    136.5         $5.26      $0.02       $5.28           272.0           51%
=============================================================================================

=============================================================================================
Total 2005     45.6         $4.82      $0.00       $4.82           282.0           16%
=============================================================================================

=============================================================================================
Total 2006     25.6         $4.74      $0.00       $4.74           292.0            9%
=============================================================================================

=============================================================================================
Total 2007     25.6         $4.76      $0.00       $4.76           302.0            8%
---------------------------------------------------------------------------------------------

=============================================================================================
TOTALS
---------------------------------------------------------------------------------------------
2003-2007     288.7         $5.16      $0.02       $5.18           1,215           24%
=============================================================================================

Chesapeake has also entered into the following natural gas basis protection swaps:

                                                               Assuming Gas
                             Annual                         Production in Bcf's
                        Volume in Bcf's    NYMEX less:            of:               % Hedged
                        ---------------    -----------      -------------------     ---------
2003 Remaining              41.4           $  0.190                67.0                62%
2004                       157.4              0.173               272.0                58%
2005                       109.5              0.156               282.0                39%
2006                        47.5              0.155               292.0                16%
2007                        63.9              0.166               302.0                21%
2008                        64.0              0.166               312.0                21%
2009                        37.0              0.160               322.0                11%
                        ---------------    -----------      -------------------     ---------
Totals                     520.7           $  0.167*            1,849.0                28%
                        ===============    ===========      ===================     =========
* weighted average

The Company has entered into the following crude oil hedging arrangements:


                                                         % Hedged
                                                -----------------------------
                                                 Assuming        Open Swap
                                       Avg.         Oil         Positions as
                          Open        NYMEX      Production     % of Total
                        Swaps in      Strike      in Mmbo's      Estimated
                         Mmbo's       Price         of:         Production
                        --------      ------     ----------     ------------

        Q4 - 2003*        1,223       $28.69       1,225          100%
                        -----------------------------------------------------


        Q1 - 2004*        1,270       $28.58       1,275          100%

        Q2 - 2004*        1,161       $28.62       1,175           99%

        Q3 - 2004*        1,044       $28.75       1,150           91%

        Q4 - 2004*          920       $28.46       1,100           84%
                        -----------------------------------------------------

        Total 2004        4,395       $28.61       4,700           94%
                        =====================================================

     *Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, 1,000 bopd in Q3 and Q4 2004 with aknockout price of $23.00, 1,000 bopd in Q4 2003 with a knockout price of $26.00,3,000 bopd for 11/03 and 12/03 at a knockout price of $22.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, and 3,000 bopd in 2/04 at a knockout price of $22.00.

                                  SCHEDULE "B"

                CHESAPEAKE'S PREVIOUS OUTLOOK AS OF JULY 28, 2003
                          (PROVIDED FOR REFERENCE ONLY)

                NOW SUPERSEDED BY OUTLOOK AS OF OCTOBER 30, 2003

QUARTER ENDING SEPTEMBER 30, 2003; YEAR ENDING DECEMBER 31, 2003; YEAR ENDING DECEMBER 31, 2004. We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of July 28, 2003, we are using the following key operating assumptions in our projections for the third quarter of 2003, full year 2003, and full year 2004.

The primary changes from our June 24, 2003 guidance are in italicized bold and are explained as follows:

1)   We  have  updated  the  projected  effects  from  changes  in  our  hedging positions.
2) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only, they are not a forecast of our expectations for 2003 oil and natural gas prices.
3) We have increased our projected oil and natural gas production for the full year 2003 and 2004.
4)   We have included third quarter 2003 projections for the first time.


                                                                Quarter Ending         Year Ending            Year Ending
                                                                 September 30,      December 31, 2003       December 31, 2004
                                                                 -------------      -----------------       -----------------
                                                                     2003
                                                                     ----
Estimated Production:
  Oil - Mbo                                                          1,200                4,700                  4,700
  Gas - Bcf                                                       60.5 - 61.0           230 - 234              249 - 253
  Gas Equivalent - Bcfe                                           67.5 - 68.0           258 - 262              277 - 281
  Daily gas equivalent midpoint - in  Mmcfe                           735                  710                    765
NYMEX Prices (for calculation of hedging effects only):
  Oil - $/Bo                                                         $25.00                $28.19                 $24.00
  Gas - $/Mcf                                                         $5.43                 $5.79                  $4.50
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                        -$2.50                 -$2.23                 -$2.00
  Gas - $/Mcf                                                       -$0.50                 -$0.50                 -$0.50
Estimated Hedging Effects
(based on expected NYMEX prices above):
  Oil - $/Bo                                                         +$2.64                -$0.24                 +$2.43
  Gas - $/Mcf                                                        +$0.24                -$0.25                 +$0.29
Operating Costs per Mcfe of Projected Production:
  Production expense                                             $0.53 - 0.57         $0.53 - 0.57           $0.57 - $0.60
  Production taxes (generally 6% of O&G revenues)                $0.31 - 0.33         $0.31 - 0.33           $0.27 - $0.30
  General and administrative                                     $0.09 - 0.10         $0.09 - 0.10           $0.09 - $0.10
  DD&A - oil and gas                                             $1.35 - 1.40         $1.35 - 1.40           $1.37 - $1.42
  Depreciation of other assets                                   $0.08 - 0.10         $0.08 - 0.10           $0.08 - $0.10
  Interest expense                                               $0.60 - 0.65         $0.60 - 0.65           $0.55 - $0.60
Other Income and Expense per Mcfe: (a)
  Marketing and Other income                                     $0.02 - 0.04         $0.02 - 0.04           $0.02 - $0.04

Book Tax Rate - All Deferred                                          38%                  38%                    38%
Equivalent Shares Outstanding:
  Basic                                                            216,000 m            214,000 m               218,000
  Diluted                                                          266,000 m            258,000 m               268,000

Capital Expenditures:
  Drilling, Land and Seismic                                    $150 - $155 mm       $600 - $650 mm          $600 - $650 mm

(a) Does not include the cumulative effect of the adoption of SFAS 143.


COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,
(ii) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor,
(iii)the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling,
(iv) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points, and
(v) collar arrangements that establish an index-related price below which the counterparty pays the Company and a separate index-related price above which the Company pays the counterparty.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, realize a gain or loss on the transaction.

Results from commodity hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into commodity hedging transactions related to the Company's oil and gas production volumes or Chesapeake Energy Marketing, Inc.'s physical purchase or sale commitments. Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

The  Company   currently  has  in  place  the  following   natural  gas  hedging
arrangements:


                                                                          % Hedged
                                                                 -----------------------------
                               Avg.                  Avg. NYMEX                    Open Swap
                              NYMEX                   Price                      Positions as
                              Strike                 Including     Assuming       a % of
                    Open      Price     Gain from    Open and        Gas         Estimated
                    Swaps     of Open    Locked       Locked      Production     Total Gas
                   in Bcf's   Swaps      Swaps       Positions   in Bcf's of:    Production
                  --------   -------   ----------   ----------   -------------   ------------
2003:
-----

3rd Qtr             37.7       $5.45       $0.05      $5.50          60.8          62%

4th Qtr             38.3       $5.65       $0.07      $5.72          60.9          63%

---------------------------------------------------------------------------------------------
Remaining 2003      76.0       $5.55       $0.06      $5.61         121.7          62%
=============================================================================================



                NOW SUPERSEDED BY OUTLOOK AS OF OCTOBER 30, 2003


                                                                          % Hedged
                                                                 -----------------------------
                               Avg.                 Avg. NYMEX                    Open Swap
                              NYMEX                   Price                      Positions as
                              Strike                 Including     Assuming       a % of
                    Open      Price     Gain from    Open and        Gas         Estimated
                    Swaps     of Open    Locked       Locked      Production     Total Gas
                   in Bcf's   Swaps      Swaps       Positions   in Bcf's of:    Production
                  --------   -------   ----------   ----------   -------------   ------------
2004:
-----

1st Qtr             26.4       $6.12       $0.08      $6.20          61.4          43%

2nd Qtr             17.0       $5.06       $0.00      $5.06          62.3          27%

3rd Qtr             11.0       $4.92       $0.00      $4.92          63.5          17%

4th Qtr             11.0       $5.13       $0.00      $5.13          63.8          17%

---------------------------------------------------------------------------------------------
Total 2004          65.4       $5.48       $0.03      $5.51         251.0          26%
=============================================================================================

=============================================================================================
Total 2005          40.2       $4.79       $0.00      $4.79         260.0          15%
=============================================================================================

=============================================================================================
Total 2006          25.6       $4.74       $0.00      $4.74         270.0           9%
=============================================================================================

=============================================================================================
Total 2007          25.6       $4.76       $0.00      $4.76         280.0           9%
=============================================================================================


Chesapeake has also entered into the following natural gas basis protection swaps:

                                                                 Assuming Gas
                            Annual                             Production in Bcf's
                        Volume in Bcf's       NYMEX less:             of:             %Hedged
                       ----------------    ----------------    -------------------    -------

2003 Remaining               82.8          $      0.188              121.7             68%
2004                        157.4                 0.173              251.0             63%
2005                        109.5                 0.156              260.0             42%
2006                         47.5                 0.155              270.0             18%
2007                         63.9                 0.166              280.0             23%
2008                         64.0                 0.166              290.0             22%
2009                         37.0                 0.160              300.0             12%
                       ----------------    ----------------    -------------------    -------
                            562.1          $      0.169*           1,772.7             32%
                       ================    ================    ===================    =======

* weighted average



                NOW SUPERSEDED BY OUTLOOK AS OF OCTOBER 30, 2003

The Company has entered into the following crude oil hedging arrangements:


                                                           % Hedged
                                                -----------------------------
                                                 Assuming        Open Swap
                                       Avg.         Oil         Positions as
                          Open        NYMEX      ProdutionN     % of Total
                        Swaps in      Strike      in Mmbo's      Estimated
                         Mmbo's       Price         of:         Production
                        --------      ------     ----------     ------------


        Q3 - 2003*         948         $28.07         1,200          79%

        Q4 - 2003*         948         $28.07         1,200          79%
                        -----------------------------------------------------

        Remaining 2003   1,896         $28.07         2,400          79%
                        =====================================================

        Q1 - 2004*         877         $27.76         1,175          75%

        Q2 - 2004*         797         $27.81         1,175          68%

        Q3 - 2004*         644         $27.94         1,175          55%

        Q4 - 2004*         644         $27.94         1,175          55%
                        -----------------------------------------------------
        TOTAL 2004       2,962         $27.85         4,700          63%
                        =====================================================

*Swaps with a knockout provision for days in which NYMEX closes below $21.00.



                NOW SUPERSEDED BY OUTLOOK AS OF OCTOBER 30, 2003